SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[ ]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[X]	Definitive Information Statement

AVVAA World Health Care Products, Inc.
(Name of Registrant As Specified In Charter)

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[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

AVVAA World Health Care Products, Inc.
3018 Schaeffer Road, P.O. Box 335
Falkland, British Columbia
Canada V0E 1W0

INFORMATION STATEMENT

(Preliminary)
August 23, 2004

GENERAL INFORMATION

        This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.001 per share (the "Common Stock"), of AVVAA World Health Care Products, Inc., a Nevada Corporation (the "Company"), to notify such Stockholders that on May 1, 2004, the Company received written consents in lieu of a meeting of Stockholders from holders of 11,477,000 shares representing approximately 51% of the 22,455,672 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Amendment to the Articles of Incorporation of the Company (the "Amendment"), pursuant to which the Company increased the authorized shares of Common Stock of the Company from 25,000,000 shares to 100,000,000 shares.

        On May 1, 2004, the Board of Directors of the Company approved the Amendment, subject to Stockholder approval. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on May 1, 2004 in accordance with the Nevada General Corporation Law ("NGCL"). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

         The Amendment to the Company's Articles of Incorporation increased the number of authorized shares of Common Stock from 25,000,000 to 100,000,000 shares. The form of Amendment to the Articles of Incorporation that was filed with the Nevada Secretary of State is attached hereto as Exhibit A.

         The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on May 1, 2004, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

        You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder. This Information Statement is being mailed on or about August 23, 2004 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Amended Quarterly Reports on Form 10-QSB for the quarters ended February 29, 2004, November 30, 2003 and August 30, 2003; and

2.	Annual Report on Form 10-KSB for the year ended May 31, 2003.

OUTSTANDING VOTING SECURITIES

        As of the date of the Consent by the Majority Stockholders, May 1, 2004 the Company had 22,455,672 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock authorized. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

        On May 1, 2004 the holders of 11,477,000 shares (or approximately 51% of the 22,455,672 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

        The NBCL provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following information table sets forth certain information regarding the Company's common stock owned on August 10, 2004 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of Directors, Officers and 5% Stockholders (1)	Shares Owned Number	Percent
Jack Farley	5,200,000	23.16%

Charles Austin	437,500	1.95%

Dr. Mark Alden	475,000	2.12%

All officers and directors as a group (3 persons)	6,112,500	27.23%

(1)     The address of each person listed in the above table is c/o AVVAA World Health Care Products, Inc., 3018 Schaeffer Road, Falkland, BC, Canada V0E 1W0.

DISSENTER’S RIGHTS OF APPRAISAL

        The Stockholders have no right under the FBCA, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted in the Amendments.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

        The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the issuance of 25,000,000 shares of Common Stock, $.001 par value. On May 1, 2004, the Board of Directors approved an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 100,000,000. On May 1, 2004, the holders of over a majority of the outstanding shares of Common Stock approved the amendment by written consent.

        The general purpose and effect of the amendment to the Company's Certificate of Incorporation is to authorize 75,000,000 additional shares of Common Stock. The Board of Directors believes that it is prudent to have the additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options.

        The Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock or Preferred Stock, although opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

        The increase in the authorized number of shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

By Order of the Board of Directors /s/ Jack Farley Jack Farley. President, Chief Executive Officer & Director